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                                                                    EXHIBIT 99.5


LIONBRIDGE TO ACQUIRE HARVARD
TRANSLATIONS


EXPANDS VERTICAL INDUSTRY REACH WITH KEY CUSTOMERS IN LIFE
SCIENCES, FINANCIAL SERVICES, AND SPECIALIZED PUBLISHING

WALTHAM, MA -- MARCH 31, 2000 -- Lionbridge Technologies, Inc. (Nasdaq:LIOX), a leading provider of multilingual Internet services to global technology businesses, today announced that it has signed a definitive agreement to acquire Harvard Translations, Inc. Based in Cambridge, MA, Harvard Translations is a provider of comprehensive translation and globalization services to regulated industries, including life sciences and financial services, and to companies requiring specialized multilingual publishing solutions.

"As B2B eCommerce takes hold in industries other than technology, our strategy is to build domain expertise outside of our traditional areas," said Rory Cowan, CEO of Lionbridge. "With an impressive customer base that includes clients such as Johnson & Johnson, RR Donnelley Financial, and TIME Magazine, Harvard Translations will bring expertise in life sciences and financial services, two of the fastest-growing eCommerce sectors. With the combined strengths of Harvard Translations and INT'L.com, Lionbridge will be in a position to take full advantage of what promises to be the year of global B2B eCommerce."

Combining this domain expertise with Lionbridge's focus on the four Internet service areas of eRelease, eSupport, eLearning, and eCommerce, this acquisition will cement Lionbridge's position as a dominant provider of global eBusiness solutions to its target vertical markets, which include IT, telecommunications, life sciences, and financial services.

"By joining Lionbridge, we can broaden our palette of high-end language solutions with the support of the world's largest and most successful multilingual Internet services company," said Robert Sprung, founder and chairman of Harvard Translations. "As the world logs on, it will require increasingly sophisticated technology solutions across a range of different languages and cultures. The worldwide infrastructure, advanced technology, and linguistic expertise offered by the combined company will be a key to providing these solutions." When the acquisition is completed, Sprung will join Lionbridge as Vice President of Business Development for Regulated Industries.

Both companies have extensive experience in managing and servicing a blue chip client base. Companies such as Ericsson, Nortel, Microsoft, IBM, Bristol-Myers Squibb, Massachusetts Financial Services, and TIME Magazine have all successfully employed Lionbridge and Harvard Translations in complex and demanding globalization projects.

ABOUT LIONBRIDGE TECHNOLOGIES

Lionbridge Technologies provides testing, localization, internationalization, and other globalization and multilingual Internet services to the world's leading technology companies, including Cisco, IBM, Microsoft, Motorola, Novell, Oracle, and Sun Microsystems. Lionbridge's multilingual eRelease, eSupport, eLearning, and eCommerce services are based on its Rapid Globalization Methodology(TM). The Rapid Globalization Methodology integrates engineering, linguistics, testing, and project management



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with automated workflow management to enable simultaneous worldwide release, via the Internet, of products as well as related customer support, training, and marketing materials. Based in Waltham, Massachusetts, Lionbridge maintains facilities in Los Angeles, as well as Canada, Ireland, The Netherlands, France, China, Korea, Japan, and Brazil.

ABOUT HARVARD TRANSLATIONS

Founded in 1988 and headquartered in Cambridge, MA, Harvard Translations provides translation, Web-site and software localization, and cross-cultural consulting services to many of the nation's leading high-tech, medical, communications, and financial services companies. Harvard Translations has been producing Spanish and Portuguese versions of TIME Magazine each week for over two years, and is a preferred supplier for several Johnson & Johnson companies. RR Donnelley Financial recently awarded Harvard Translations a contract for financial composition work in multiple languages. For more information, visit Harvard Translations on the Web at HTTP://WWW.HTRANS.COM.


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